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                                   EXHIBIT 3.4

                                     BY-LAWS
                                       of
                       VERTEX PHARMACEUTICALS INCORPORATED
                    Amended and Restated as of March 12, 2001

                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Monday of May in each year, or on such other date within six months after the end of the fiscal year, or on such other date within six months after the end of the fiscal year of the Corporation as the Board of Directors shall fix, at such time as shall be fixed by the Board of Directors in the call of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization, or by these By-Laws, may be specified by the Board of Directors in the notice of the meeting.

      Section 2. Special Meeting in Lieu of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in lieu thereof. Any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 3 of this Article 1.

      Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors. A special meeting of the stockholders shall also be called by the Clerk (or, in the case of the death, absence, incapacity, or refusal of the Clerk, by any other officer) upon written application of one or more stockholders who hold at least forty percent in interest of the capital stock entitled to vote at the meeting. Each call of a meeting shall state the place, date, hour, and purposes of the meeting.

      Section 4. Place of the Meetings. All meetings of the stockholders shall be held at such place, either within or without the Commonwealth of Massachusetts, within the United States as shall be fixed by the Board of Directors in the notice of the meeting. Any adjourned session of any meeting of the stockholders shall be held within the United States at the place designated in the vote of adjournment.

      Section 5. Notice of Meeting. A written notice of each meeting of stockholders, stating the place, date, hour and purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization, or by these By-Laws, is entitled

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to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk or an Assistant Clerk or by an officer designated by the Board of Directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      Section 6. Quorum of Stockholders. At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization, or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose.

      Section 7. Adjournment of Meetings. Any meeting of the stockholders may be adjourned (a) prior to the time the meeting has been convened, by the Board of Directors, or (b) after the meeting has been convened, by a majority of the votes properly cast upon the question, whether or not a quorum is present at the meeting, and the meeting may be held at adjourned without further notice.

      Section 8. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws.

      Section 9. Voting. Stockholders entitled to vote shall have one vote for each share of stock held by them of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. No ballot shall be required for any vote for election to any office unless requested by a stockholder present or represented at the meeting and entitled to vote in such election. The Corporation shall not, directly or indirectly, vote any share of its own stock.

      Section 10. Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by written proxy. No proxy dated more than six months before the meeting named therein shall be valid. All proxies shall be filed with the clerk of the meeting before being voted. Unless otherwise specified or limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

      Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, but only if all stockholders entitled to vote on the matter consent to the action in writing and the written


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consents are filed with the records of meetings of stockholders. Such consents shall be treated for all purposes as a vote taken at a meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. Number, Elections and Terms. Subject to the rights of the holders of Preferred Stock to elect one or more additional directors under specified circumstances as provided in Article 4 of the Articles of Organization, the Board of Directors shall consist of not less than three nor more that nine persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office. The Board of Directions shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible, with the term of office of one class expiring at the annual meeting of stockholders each year. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible. Each director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify. No director need be a stockholder.

      Section 2. Nomination. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one of more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by mailing it, postage prepaid, to the Clerk of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or


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nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less that a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 4. Removal of Directors. Any director may be removed from office by stockholder vote at any time, but only for cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director may also be removed from office for cause by vote of a majority of the directors then in office.

      Section 5. Directors Elected by Holders of Preferred Stock. Whenever the holders of any class or series or Preferred Stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately as a class or series, to elect one or more directors under specified circumstances, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Articles of Organization applicable thereto, and none of the provisions of Sections 1 to 4 of this Article II shall apply with respect to directors so elected.

      Section 6. Resignations. Any director, member of a committee, or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the President, the Clerk, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

      Section 7. Powers. Except as reserved to the stockholders by law, the Articles of Organization, or by these By-Laws, the business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the powers of the Corporation.

      Section 8. Executive Committee. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number an Executive Committee, which shall consist of the Chief Executive Officer and such number of other directors as


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the Board shall determine. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business of the Corporation, except that it shall not have authority to:

      (a)   Change the principal office of the Corporation;

      (b)   Amend the By-Laws;

      (c)   Issue stock;

      (d) Establish and designate series of stock or fix and determine the relative rights and preferences of any series of stock;

      (e) Elect officers required by law or these By-Laws to be elected by the stockholders or directors or fill vacancies in any such offices;

      (f) Change the number of the Board of Directors or fill vacancies in the Board of Directors;

      (g)   Remove officers or directors from office;

      (h) Authorize the payment of any dividend or distribution to stockholders;

      (i)   Authorize the reacquisition for value of stock of the Corporation;
            or

      (j) Authorize a merger which by law may be authorized by the Board of Directors.

      Section 9. Other Committees. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number other committees and may delegate to any such committee or committees some or all of the powers of the Board of Directors except those powers which by law, by the Articles of Organization, or by these By-Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, the Executive Committee and any such other committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors of such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. The Board of Directors shall have the power to rescind any vote, resolution, or other action of any committee, provided that the rights of third parties shall not be impaired by such rescission.

      Section 10. Regular Meetings. A regular meeting of the Board of Directors shall be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board of Directors may,


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from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.

      Section 11. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the President, or by two or more directors.

      Section 12. Notice of the Meetings. It shall be sufficient notice to a director of a meeting of the Board of Directors to send notice by mail at least forty-eight (48) hours or by telegram at least twenty-four (24) hours before the meeting, addressed to such directors at his usual or last known business or residence address, or to give notice to such director in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of a notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      Section 13. Quorum of Directors. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      Section 14. Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws.

      Section 15. Action by Written Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Board o Directors or of any committee thereof may be taken without a meeting if all the directors or members of the committee as the case may be, consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors or such committee. Such consents shall be treated for all purposes as a vote taken at a meeting.

      Section 16. Participation Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee, as the case may be, through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

      Section 17. Compensation of Directors. The Board of Directors may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as a director or member of a committee of the Board,


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or of a specified amount for attendance at each regular or special Board or committee meeting or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                               OFFICERS AND AGENTS

      Section 1. Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, including, without limitation, a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, and Assistant Clerks as the Board of Directors from time to time may in their discretion elect or appoint. In addition, the Corporation shall have such other agents as may be appointed by management in accordance with these By-Laws. The Chairman of the Board shall be a director. The President need not be a director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the directors may determine.

      Section 2. Powers. Subject to law, to the Articles of Organization, and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Board of Directors may from time to time designate.

      Section 3. Election. The Chairman of the Board, if any, the President, the Treasurer, and the Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

      Section 4. Tenure. Except as otherwise provided by law, by the Articles of organization, or by these By-Laws, the Chairman of the Board, if any, the President, the Treasurer, and the Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office for such term as may be designated in the vote electing or appointing him, or in each case until such officer sooner dies, resigns, is removed, or becomes disqualified.

      Section 5 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the Chairman of the Board, the President, or such other officer as may from time to time be designated by the Board of Directors. If no such designation is made, the President shall be the Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general charge and


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supervision of the business of the Corporation and, except as the Board of
Directors shall otherwise determine, shall preside at all meetings of the stockholders and of the Executive Committee. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the authority to appoint such agents, in addition to those officers enumerated in Section 2 of this Article III as being elected or appointed by the Board of Directors, as he shall deem appropriate and to define their respective duties and powers.

      Section 6. Chairman of the Board. If a Chairman of the Board of Directors is elected, he shall preside at all meetings of the Board of Directors and shall have the duties and powers specified in these By-Laws and such other duties and powers as may be determined by the Board of Directors.

      Section 7. President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Board of Directors.

      The Vice Presidents shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise determines, one Vice President shall be designated as the Chief Financial officer of the Corporation and, as such, shall be the chief financial and accounting officer of the Corporation and shall have the duties and powers commonly incident thereto.

      Section 8. Treasurer and Assistant Treasurers. The Treasurer shall have general responsibility for the corporate treasury function, shall be in charge of its funds and valuable papers, books of account, and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

      Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Board of Directors or the Treasurer.

Section 9. Clerk and Assistant Clerks. The Clerk shall record all proceedings of the stockholders and Board of Directors in a book or series of books to be kept for that purpose, which book or books shall be kept as the principal office of the Corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the Clerk from any meeting of the stockholders or Board of Directors, an Assistant Clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book.

      Any Assistant Clerks shall have such other duties and powers as shall be designated from time by the Board of Directors or the Clerk.


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                                   ARTICLE IV

                                  CAPITAL STOCK


      Section 1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer, or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

      Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

      Every certificate issued when the Corporation is authorized to issue more that one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

      Section 2. Lost Certificates. In the case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the Board of Directors may prescribe. When authorizing such issue of a new certificate, the Board may in its discretion require the owner of such lost, destroyed, or mutilated certificate, or his legal representative, to give the Corporation a bond, with or without surety, sufficient in the Board's opinion to indemnify the Corporation against any loss or claim that may be made against it with request to the certificate alleged to have been lost, destroyed, or mutilated.

      Section 3. Transfer of Shares. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization, or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of

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any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

      Section 4. Record Date and Closing Transfer Books. The Board of Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any such purposes close the transfer books for all or any part of such period.

      If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

                                    ARTICLE V

                                 INDEMNIFICATION

      Section 1. Directors and Officers. The Corporation shall, to the full extent permitted by law, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at its request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgements, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director, officer, or trustee except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that this action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the

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Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

      Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit, or other proceeding may be paid from time to time by the Corporation, at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Article V, which undertaking may be accepted without reference to the financial ability of such director or officer to make repayment.

      The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include their respective heirs, executors, and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending or threatened, and a "disinterested" director is one against whom no such proceeding is then pending or threatened. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

      The Board of Directors may authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director or officer or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, or agent of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise, or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not such person is entitled to indemnification by the Corporation pursuant to this
Article V or otherwise and whether or not the Corporation would have the power to indemnify him against such liability.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 1. Corporate Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.


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      Section 2. Fiscal Year. The fiscal year of the Corporation shall be such period as shall from time to time be determined by the Board of Directors.

      Section 3. Authorization of Loans and Indebtedness. No loan shall be contracted on behalf of the Corporation, and no bond, note, debenture, guarantee, or other obligation or evidence of indebtedness of the Corporation issued with respect thereto shall be made, executed, and delivered, unless authorized by the Board of Directors, which authorization may be general or confined to specific instances.

Section 4. Execution of Documents. Except as the Board of Directors may generally or in specific instances authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and (if the issuance thereof shall have been authorized pursuant to Section 3 of this
Article VI) all bonds, notes, debentures, guarantees, and other obligations or evidences or indebtedness of the Corporation shall be executed by the Chairman of the Board, the President, any Vice President, or the Treasurer.

      Section 5. Voting of Securities. Except as the Board of Directors may generally or in specific instances direct otherwise, the Chairman of the Board, the President, any Vice President, or the Treasurer shall have the power, in the name and on behalf of the Corporation, to waive notice of, appoint any person or persons to act as proxy or attorney-in-fact of the Corporation (with or without power of substitution) to vote at, or attend and act for the Corporation at, any meeting of holders of shares or other securities of any other organization of which the Corporation holds shares or securities.

      Section 6. Appointment of Auditor. The Board of Directors, or a committee thereof, shall each year select independent public accountants to report to the stockholders on the financial statements of the Corporation for such year. The selection of such accountants shall be presented to the stockholders for their approval at the annual meeting each year; provided, however, that if the shareholders shall not approve the selection made by the Board, the Board shall appoint other independent public accountants for such year.

                                   ARTICLE VII

                                   AMENDMENTS

      Except as provided in the second paragraph of this Article VII, these By-Laws may be altered, amended, or repealed, and new By-Laws not inconsistent with any provision of the Articles of organization or applicable statute may be made either by the affirmative vote of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of the stockholders called for the purpose, or (except with respect to any provision hereof which by law, the Articles of Organization, or these By-Laws requires action by the stockholders) by the affirmative vote of a majority of the Board of Directors then in office. Not later that the


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time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Board of Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Any By-Law made, amended, or repealed by the Board of Directors may be altered, amended, repealed, or reinstated by the stockholders.

      Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal any provision of Section 1,2,3, or 4 or Article II of these By-Laws or this
Article VII.


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